SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


               Date of earliest event reported: February 15, 2002


                       Stockgroup Information Systems Inc.
             (Exact name of registrant as specified in its charter)


           Colorado                 000-23687               84-1379282
   (State of Incorporation) (Commission File Number) (IRS Identification No.)


      500-750 W. Pender Street, Vancouver, British Columbia, Canada V6C 2T7
               (Address of principal executive offices)(Zip Code)


                                 (604) 331-0995
              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS

Financing Arrangement - Revision

     On April 3, 2000, Stockgroup Information Systems Inc. ("STOCKGROUP") entered into a Convertible Note Purchase Agreement pursuant to which it obtained $3 million in a financing led by Deephaven Private Placement Trading Ltd. ("Deephaven"), a subsidiary of Knight/Trimark. Amro International S.A. ("Amro"), managed by Rhino Advisors was an additional lender in the funding. See for reference SEC filing 8-K on April 18, 2000.

     On February 15, 2002, STOCKGROUP, Deephaven and Amro entered into a Securities Exchange Agreement having an effective date of December 31, 2001, whereby STOCKGROUP issued new convertible notes and callable warrants to Deephaven and Amro to replace the original convertible notes and callable warrants, dated April 3, 2000. This transaction is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 3(a)(9) under the Securities Act.

The new convertible notes substantially change the terms of the original convertible notes. Deephaven and Amro have agreed to the issuance of the new convertible notes, dated December 31, 2001, in the amount of $1,824,000 and have canceled the April 3, 2000 convertible notes, including any accrued interest and prepayment penalties. The new convertible notes mature on December 31, 2003. The new convertible notes may be converted at the lenders option at a fixed price of $0.50 per share of common stock. The new convertible notes bear no interest or prepayment penalties. STOCKGROUP has agreed to make minimum cash payments on the new convertible notes totaling $300,000 paid quarterly beginning June 30, 2002 until December 31, 2004. In the event that STOCKGROUP does not meet any of one of the mandatory prepayments, the new convertible notes will revert back to the terms of the original convertible notes, dated April 3, 2000, which are attached to the new convertible notes as Annex A "Replacement Terms and Conditions of Note".

In addition, Deephaven and Amro have agreed to the issuance of new callable warrants. The new callable warrants permit the holders to acquire up to 181,818 shares of common stock in the capital of STOCKGROUP. The new callable warrants have an exercise price of $3.00 per share of common stock, subject to adjustment as provided in Section 9 of the new callable warrant, and have an expiration date of March 31, 2005.

STOCKGROUP will not be required to file any registration statements with respect to the resale of any shares of common stock issuable upon conversion of the new convertible notes and exercise of the new callable warrants (the "Underlying Shares") as long as Deephaven and Amro are able to rely on the exemption under Rule 144(k) promulgated under the Securities Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Stockgroup Information Systems Inc.              (Registrant)

Dated: [February 19, 2002]               By: /s/ Marcus A. New
                                             ---------------------------
                                             Marcus A. New, Chief
                                             Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Stockgroup Information Systems Inc.
                                                      (Registrant)

Dated: [February 18, 2002]                By: /s/ Marcus A. New
                                          --------------------------------------
                                          Marcus A. New, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.     4.1            Securities Exchange Agreement
-----------
                4.2            Convertible Note between STOCKGROUP and Investors

                4.3            Callable Warrant between STOCKGROUP and Investors

                4.4            Annex A Replacement Terms and Conditions of Note